PROXY FOR 2003 SPECIAL MEETING OF STOCKHOLDERS OF
INTEGRATED DEFENSE TECHNOLOGIES, INC.

        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 4, 2003. The undersigned stockholder of Integrated Defense Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement/prospectus, each dated October 9, 2003, and hereby appoints Robert B. McKeon and Thomas J. Campbell, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on November 4, 2003, at 10:00 a.m. local time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Special Meeting of Stockholders and proxy statement/prospectus.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 15, 2003, BY AND AMONG DRS TECHNOLOGIES, INC., A DELAWARE CORPORATION, MMC3 CORPORATION, A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF DRS, AND THE COMPANY, AND TO APPROVE THE MERGER CONTEMPLATED THEREBY, AS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT/PROSPECTUS, AND, IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING.

The Board of Directors of the Company
recommends a vote FOR the proposal described above.

        PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)
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PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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PLEASE MARK VOTE USING BLACK OR BLUE INK ONLY.

1.
Proposal to adopt the Agreement and Plan of Merger, dated as of August 15, 2003, by and among DRS Technologies, Inc., a Delaware corporation, MMC3 Corporation, a Delaware corporation and a wholly-owned subsidiary of DRS, and the Company, and to approve the merger contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned in the enclosed envelope. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

        YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

Name of Stockholder	Name of Co-Owner (if applicable)

Signature of Stockholder	Signature of Stockholder (if applicable)

Title	Title

Dated:                                                 , 2003